AGREEMENT

      AGREEMENT, dated as of July 23, 2006, between WINTHROP REALTY TRUST (formerly First Union Real Estate Equity and Mortgage Investments), an Ohio business trust (the "Company") and MICHAEL L.ASHNER ("Ashner"), an individual.

                                    RECITALS

      WHEREAS, pursuant to that certain Exclusivity Services Agreement, dated December 31, 2003, between the Company and Ashner (the "Exclusivity Agreement"), Ashner agreed to offer to the Company all Business Opportunities offered to Ashner during the term of the Agreement;

      WHEREAS, the Exclusivity Agreement was amended in certain respects by that certain Amendment No. 1 to the Exclusivity Agreement, dated October 27, 2005, which provided, among other things, that "Business Opportunity" shall mean an investment in real property or assets related thereto other than certain specified investments;

      WHEREAS, pursuant to that certain Assignment made as of November 7, 2005, (the "Exclusivity Assignment"), the Company assigned to Newkirk Realty Trust, Inc. ("Newkirk") its rights under the Exclusivity Agreement solely with respect to "Net Lease Assets," as that term is defined in the Acquisition Agreement dated as of November 7, 2005 by and between the Company and Newkirk (the "Acquisition Agreement");

      WHEREAS, Newkirk and Lexington Corporate Properties Trust, a Maryland real estate investment trust ("Lexington") are, simultaneously herewith, entering into that certain Agreement and Plan of Merger, dated of even date herewith (the "Merger Agreement"), pursuant to which Newkirk shall be merged with and into Lexington, among other things (the "Merger");

      WHEREAS, it is a condition to the consummation of the Merger that, at the effective time of the Merger (the "Effective Time"), Newkirk assign to Lexington, and Lexington assume all of Newkirk's rights and obligations under the Acquisition Agreement, which assignment and assumption by Lexington shall include Newkirk's rights and obligations under the Exclusivity Assignment, and which assignment and assumption is to be evidenced by that certain proposed form of Amendment to Acquisition Agreement and Assignment and Assumption attached as Annex __ to the Merger Agreement (the "Amendment, Assignment and Assumption"), a copy of which is attached hereto as Exhibit A;

      WHEREAS, it is further a condition to the consummation of the Merger that upon the Effective Time, Ashner become an employee of Lexington pursuant to the terms of that certain proposed form of Employment Agreement by and between Lexington and Ashner attached as Annex __ to the Merger Agreement ("Employment Agreement"), a copy of which attached hereto as Exhibit B;


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      WHEREAS, Lexington and Ashner have requested that the Company consent to
Ashner's entering into of the Employment Agreement upon the consummation of the Merger;

      NOW THEREFORE, in consideration of the foregoing and the mutual provisions and agreements contained herein, the parties hereto agree as follows:

            1. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Amendment, Assignment and Assumption.

            2. The parties acknowledge and agree that certain provisions have been included in the Employment Agreement and the Amendment, Assignment and Assumption for the direct or indirect benefit of the Company or in furtherance of the rights and obligations of the parties to the Exclusivity Agreement, as amended, including but not limited to the following:

                  (i) The Employment Agreement provides that Ashner may terminate his employment thereunder with Good Reason (as defined therein) in the event that Lexington acquires or makes an Investment in Real Property (as defined therein) other than a Net Lease Asset (except for certain Investments in Real Property specified therein) without prior written notice to, and the participation or consent of the Company (such event to be referred to hereinafter as a "Nonconforming Investment Event"), provided that Ashner first gives Lexington written notice of his intention to terminate and of the grounds for such termination within 90 days of such event (the "Termination Notice").

                  (ii) The Amendment, Assignment and Assumption provides that if Ashner shall have terminated the Employment Agreement for Good Reason, the "Reversion Date" under the amended Acquisition Agreement shall be the date on which Ashner ceases to be a trustee of Lexington and that, upon the occurrence of the Reversion Date, the Exclusivity Assignment shall immediately terminate without any further action on the part of either party and all rights assigned to Newkirk pursuant to the Acquisition Agreement (and further assigned to Lexington as of the Effective Time under the Amendment, Assignment and Assumption) and any assignment delivered in connection therewith (including as a result of the assignment of the Exclusivity Assignment to Lexington as of the Effective Time) shall revert to the Company.

            3. In consideration of the covenants and agreements set forth in
Section 4 hereof, the Company hereby consents to Ashner entering into the Employment Agreement at such time as the Merger is consummated.

            4. Ashner hereby covenants and agrees that:

                  (i) in the event that Ashner has the right to terminate his employment under the Employment Agreement for Good Reason due to the occurrence of a Nonconforming Investment Event, Ashner shall promptly (1)


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      resign and terminate his employment for Good Reason under the Employment
      Agreement, and shall take all steps necessary to effectuate such termination, including providing promptly to Lexington a Termination Notice specifying the Nonconforming Investment Event as the grounds for such termination, provided that in no event shall Ashner provide such Termination Notice to Lexington later than 90 days after the occurrence of a Nonconforming Investment Event, (2) resign as a trustee of Lexington, and (3) resign all of his positions with Lexington and its affiliated entities; provided, that if Ashner has received the consent of a majority of the independent trustees of the Board of Trustees of the Company with respect to a specific Nonconforming Investment Event, which consent may be granted or withheld in such trustee's sole discretion, Ashner shall not be obligated to take the actions provided in this subparagraph (i) with respect to said Nonconforming Investment Event.

                  (ii) he will not, without the prior written consent from a majority of the independent trustees of the Board of Trustees of the Company, which consent may be granted or withheld in such trustee's sole discretion, consent to any modification or amendment to the Employment Agreement from and after the date hereof that would have the effect of modifying the provisions thereof which directly or indirectly benefit the Company, including but not limited to an amendment that would: (1) adversely affect his ability to serve as the Chief Executive Officer and as a trustee of the Company, (2) modify Section 5(b)(ii) of the Employment Agreement or the procedure for termination for Good Reason, or (3) extend the time period for which the restrictive covenants in Section 7(a) of the Employment Agreement are applicable.

      5. In the event that any party threatens to take any action prohibited by this Agreement, the parties agree that there may not be an adequate remedy at law. Accordingly, in such an event, a party may seek and obtain preliminary and permanent injunctive relief (without the necessity of posting any bond or undertaking). Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

      6. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      7. This Agreement shall be governed by the laws of the State of New York, without regard to the conflicts of law provisions thereof.

                            [SIGNATURE PAGE FOLLOWS]


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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

                                                 WINTHROP REALTY TRUST

                                                 By:
                                                     ---------------------------
                                                     Peter Braverman
                                                     President



                                                     ---------------------------
                                                     Michael L. Ashner


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